                                                                    Exhibit 10.2


          DEVELOPMENT AGREEMENT, dated as of August 11, 1998, among
                                             ---------
PHARMACEUTICAL RESOURCES, INC. ("PRI"), GENERICS (UK) LIMITED ("G(UK)"), and ISRAEL PHARMACEUTICAL RESOURCES L.P. (the "Partnership").

          WHEREAS, the Partnership is engaged in researching and developing generic pharmaceutical products in Israel;

          WHEREAS, PRI and G(UK) and their respective Affiliates (as hereafter defined) are engaged in manufacturing, marketing and distributing generic pharmaceutical products, and they own and operate approved manufacturing facilities and possess qualified marketing distribution systems and organizations to enable them to manufacture and effectively promote, market and distribute products worldwide;

          WHEREAS, PRI and G(UK) desire the Partnership to develop pharmaceutical products for manufacture and distribution by PRI and G(UK) and their respective Affiliates; and

          WHEREAS, the parties hereto desire to set forth their mutual agreements with respect to certain matters relating to the parties hereto, including the development, registration and distribution of products to be developed by the Partnership.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          1.1 Definitions: Wherever used in this agreement the words and terms, "Affiliate", "ANDA", "Bio-Availability Studies", "Budget", "business day", "Competing Product", "Confidential Information", "FDA", "G(UK) Territory ", "Gross Sales", "License Fees", "Net Sales", "Partnership Products", "Person", "Product Approval", "Product Information", "PRI Board", "PRI Territory" and "Unit" shall have the respective meanings set out in Schedule "A" annexed hereto. In addition, words and expressions parenthetically defined elsewhere in this agreement shall, throughout this agreement, have the meanings therein provided. Defined terms shall be used in the singular or in the plural, as sense shall require.

                                   ARTICLE 2
                         FUNDING AND PRODUCT SELECTION

          2.1 Initial Fee: In consideration of the grant of rights by the Partnership to G(UK) hereunder, G(UK) has paid previously to the Partnership or its designee the sum of $600,000 US. Such fee shall be non-refundable.

          2.2  Product Selection Committee:

          (a) A committee (the "Committee") shall be established to select generic pharmaceutical products to be developed by the Partnership and manufactured and distributed by PRI and G(UK) and their Affiliates pursuant to this agreement (the "Products"); provided, that, none of the Partnership
                                 --------  ----
Products shall be eligible for selection as a Product. The Committee shall initially consist of two directors. The number of members of the Committee shall not be changed without the written consent of PRI and G(UK). PRI and G(UK) each shall have the right to designate one Committee member. In the event of the death disability, resignation or other withdrawal of any Committee member, the party that appointed such Committee member shall have the right to designate a replacement. The PRI Board shall be entitled to cast the deciding vote to resolve tie votes of the Committee. Members of the Committee shall not be paid any compensation for their services as members nor shall they be entitled to reimbursement of any expenses incurred in connection therewith. The Committee shall meet and report to the PRI Board at least once each calendar year.

          (b) The Committee will have the following additional responsibilities:
              (i) modifying the list of Products from time to time, including adding generic pharmaceutical products;
              (ii)  determining the priority of the development of the Products;
              (iii) approving the Budget each year not later than July 30; and



                                    --21--

            (iv) determining whether to discontinue development of one or more Products.

          (c) Unless otherwise agreed by the Committee, the "Products" selected shall be generic pharmaceutical products for which a US patent on the innovator product or reference product is not due to expire for six years or more from the date of selection.

          2.3  Funding Obligations:

          (a) Each year during the term of this agreement, each of PRI and G(UK) shall pay to the Partnership an annual development fee equal to sum of the 50% of the Budget approved by the Committee for the year, less the costs of active and inactive raw materials and Bio-Availability Studies for the Products and the Partnership Products and amortization and depreciation (the "Annual Fee"). It is agreed that the Budget, less the costs of active and inactive raw materials and Bio-Availability Studies for the Products and the Partnership Products and amortization and depreciation, shall not exceed $2,000,000 US in any fiscal year of the Partnership. The Annual Fee shall be paid by each of PRI and G(UK) in equal quarterly installments not later than on January 1, April 1, July 1 and October 1 of each year.

          (b) The Annual Fee shall be paid in immediately available funds to an account designated by the Partnership and shall be non-refundable. The Annual Fee obligations of PRI and G(UK) shall continue until the termination of this Agreement. The Annual Fee shall not be a loan unless PRI and G(UK) otherwise agree in writing. No additional fees, other than the payment each year of the Annual Fee and as set forth in Sections 2.1 and 2.3(c) and (d) hereof, will be required to be made by PRI and G(UK) to the Partnership and any amounts paid in any year in excess of the allocation of the Annual Fee will not reduce the amount to be paid by such party in future years in respect of its Annual Fee.

          (c) PRI and G(UK) shall pay for or reimburse the Partnership for all costs of all active and inactive raw materials used in connection with the development of Products for the PRI Territory and G(UK) Territory, respectively.

          (d) PRI and G(UK) shall also be solely responsible for all out of pocket costs and expenses relating to the registration, manufacture, distribution, marketing and sale of Products (e.g., Bio-Availability Studies, Product Approval expenses and lawsuits) in the PRI Territory and G(UK) Territory, respectively.

                                   ARTICLE 3
                             EXCLUSIVE APPOINTMENT

          3.1 Exclusive Distributor: Subject to the provisions of this agreement and to the receipt by PRI, G(UK) or their respective Affiliates, as the case may be, of a Product Approval for such Product, the Partnership hereby appoints (a) PRI as the sole and exclusive distributor of the Products for the PRI Territory and PRI hereby accepts such appointment and agrees to act as such sole distributor upon such terms and conditions and (b) G(UK) as the sole and exclusive distributor of the Products for the G(UK) Territory and G(UK) hereby accepts such appointment and agrees to act as such sole distributor upon such terms and conditions.

          3.2 Nature of Relationship: This agreement does not constitute or create (and the parties do not intend to create hereby) a joint venture, pooling arrangement, partnership, or formal business organization of any kind between and among any of the parties, and the rights and obligations of the parties shall be only those expressly set forth herein. The relationship hereby established between the Partnership, on the one hand, and PRI and G(UK), on the other hand, is solely that of an independent contractor engaged in the operation of its own respective business. None of the parties hereto shall be considered to be an agent of any other (or any of its Affiliates) for any purpose whatsoever.

          3.3 Territorial and Product Restrictions Applicable to PRI: During the term of this agreement applicable to a Product, neither PRI nor any of its Affiliates will directly or indirectly sell or license such Product outside of the PRI Territory or to any Person in the PRI Territory where it knows or has reason to believe that such Product will be resold by such Person outside of the PRI Territory. In the event the foregoing provision is or becomes unenforceable or is unlawful in the PRI Territory, then it shall be deemed replaced by the most restrictive provision on marketing or sale of the Product outside of the PRI Territory as shall be lawful and enforceable in the PRI Territory. If G(UK) establishes that one of PRI's customers or licensees or a customer or licensee of any of its Affiliates is exporting such Product out of the PRI Territory, PRI shall (and shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Product outside of the PRI Territory


                                    --22--

(unless PRI [or its Affiliate, as the case may be] is precluded from taking such action under applicable law). Notwithstanding the foregoing, PRI shall not be in violation of this Section 3.3 if G(UK) shall forfeit to PRI G(UK)'s exclusive distribution and manufacturing rights pursuant to Section 5.1 below.

          3.4 Territorial and Product Restrictions Applicable to G(UK): During the term of this agreement applicable to a Product, neither G(UK) nor any of its Affiliates will directly or indirectly sell or license such Product outside of the G(UK) Territory or to any Person in the G(UK) Territory where it knows or has reason to believe that such Product will be resold by such Person outside of the G(UK) Territory. In the event the foregoing provision is or becomes unenforceable or is unlawful in the G(UK) Territory, then it shall be deemed replaced by the most restrictive provision on marketing or sale of the Product outside of the G(UK) Territory as shall be lawful and enforceable in the G(UK) Territory. If PRI establishes that one of G(UK)'s customers or licensees or a customer or licensee of any of its Affiliates is exporting such Product out of the G(UK) Territory, G(UK) shall (and shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Product outside of the G(UK) Territory (unless G(UK) [or its Affiliate, as the case may be] is precluded from taking such action under applicable law). In addition, G(UK) shall not (and it shall not authorize, permit or suffer any of its Affiliates to), directly or indirectly, manufacture, purchase, sell or distribute a Competing Product in the G(UK) Territory at any time during the term of this agreement applicable to a Product.

                                   ARTICLE 4
                      PRODUCT DEVELOPMENT AND REGISTRATION

          4.1 Obligations to Develop Products: Subject to the right of the Committee to terminate the development of a Product, the Partnership shall use commercially reasonable best efforts to develop the Products in accordance with the requirements of applicable law in such order of priority as is determined by the Committee. Nothing in this agreement shall constitute a guarantee or warranty of the Partnership that development of any Product will be commenced or continued or successfully completed within any specific time period or that a Product Approval for any Product will be obtained. All Products developed by the Partnership and all applicable intellectual property rights shall be the exclusive property of the Partnership and the Partnership shall be the exclusive owner of all rights with respect to any Products developed by it, including, without limitation, any manufacturing methods or intellectual property rights. G(UK) and PRI agree and acknowledge that the Partnership has the right to continue development of the Partnership Products concurrently with the development of the Products; provided, that, the Committee will have the ability
                             --------  ----
to determine the allocation of resources of the Partnership between the Products and the Partnership Products. G(UK) shall have no rights with respect to the Partnership Products. THE PARTNERSHIP MAKES NO REPRESENTATION THAT ANY PRODUCT WILL BE USEFUL FOR THE INTENDED PURPOSE OR THAT IT IS FREE FROM INHERENT SIDE EFFECTS.

          4.2 Registration Responsibility: If a Product has been successfully developed (as described below), it will be the sole responsibility of PRI or G(UK) if PRI or G(UK), respectively, elects to distribute a product in the PRI Territory or G(UK) Territory, respectively, (i) to file for Product Approvals in the PRI Territory and G(UK) Territory, respectively, with the appropriate authorities and (ii) where an application for Product Approval for such Product has been submitted, to use commercially reasonable efforts to ensure that it receives a Product Approval for such Product from the appropriate authorities on the earliest possible schedule given the applicable process; provided, that, if
                                                             --------  ----
G(UK) does not apply for Product Approval for a Product in any one or more jurisdictions within the G(UK) Territory within 180 days of the successful development of such Product or if G(UK) obtains a Product Approval with respect to a Product and does not commercially market and sell any Products within 150 days of obtaining a Product Approval, PRI shall have all rights and obligations of G(UK) as set forth in Articles 3, 4, 5, 7 and 8 hereof with respect to such Product in the one or more jurisdictions within the G(UK) Territory in which G(UK) failed to apply for Product Approvals or failed to commercially market and sell the Product. Product Approvals granted in respect of Products in a jurisdiction within a territory will be registered in the name of the Party to this agreement that has the right to distribute the Products within such jurisdiction pursuant to Articles 3, 4 and 5 hereof. For the purposes of this agreement, a Product will deemed to be "successfully developed" if the Committee determines in its sole and good faith judgment that the Product, in its current state of development and without significant additional development or cost, could obtain a Product Approval in one or more developed countries in the PRI Territory or G(UK) Territory. If the Committee cannot agree by a majority vote of its members whether or not a Product has been "successfully developed," the Committee shall hire an industry expert who has no business dealings with any of the parties to this Agreement who will cast the deciding vote. All expenses and fees of such expert will be paid by the Partnership. PRI and G(UK) shall be responsible for and pay all expenses incurred by them in seeking Product Approvals in their respective territories pursuant to Article 3 hereof and the jurisdictions in which PRI and G(UK) shall have rights under Section 4.2 hereof to distribute the Product.


                                    --23--

          4.3  Status Reporting: The Partnership shall from time to time:

            (a) advise PRI and G(UK) of any unforeseen material problems or delays encountered or additional requirements imposed upon the Partnership since the date of its last report in connection with the development of a Product (and of which PRI and G(UK) have not been otherwise advised pursuant to (b) below); and

            (b) provide PRI and G(UK) with such information as PRI and G(UK) may reasonably request in writing from time to time with respect to the status of the development of a particular Product.

          4.5 License of Product Information to PRI and G(UK): If PRI and/or G(UK) desire to manufacture and distribute any successfully developed Product in the PRI Territory or G(UK) Territory, respectively, PRI and/or G(UK) may require the Partnership to grant to PRI and/G(UK) a fully paid-up license upon the terms herein contemplated to use the Product Information to obtain a Product Approval for such Product in the PRI Territory and G(UK) Territory, respectively, such right to be exercised by notice in writing to the Partnership. Pursuant to such license:

            (a) all information, tests and studies not contained in the Product
                Information and which are required by PRI or G(UK) to obtain a Product Approval for such Product shall be developed and conducted by PRI and/or G(UK) and their respective Affiliates at their sole cost and expense;

            (b) the Partnership will answer PRI's and G(UK)'s reasonable inquiries concerning such Product Information so as to enable PRI and G(UK) to obtain a Product Approval for the Product in question but it shall not be required to compile or develop information which is not already available to or possessed by it; and

            (c) Neither PRI nor G(UK) will use the Product Information licensed to it pursuant hereto to obtain a regulatory license or approval to market the Product outside of the PRI Territory or G(UK) Territory, respectively, except as permitted expressly in this Agreement.

          4.6 Waiver of Right of First Refusal: G(UK) shall cause Genpharm Inc. to execute and deliver an agreement pursuant to which Genpharm Inc. waives all of its rights under Section 3.10 of the Distribution Agreement, dated March 25, 1998, between PRI and Genpharm Inc. with respect to all Products to be developed by the Partnership.

                                   ARTICLE 5
                            MANUFACTURE OF PRODUCTS

          5.1 Rights to Manufacture and Distribute Products: PRI shall have the exclusive right to manufacture and distribute all Products in the PRI Territory. G(UK) shall have the exclusive right to manufacture and distribute all Products in the G(UK) Territory; except, that, if (i) G(UK) shall fail to apply for
                        ------  ----
Product Approval for a Product within 180 days of successful development of a Product by the Partnership, (ii) G(UK) shall obtain a Product Approval with respect to a Product and does not commercially market and sell any Products within 150 days of obtaining a Product Approval or (iii) G(UK) shall cease sales and marketing efforts with respect to a Product having a Product Approval, G(UK) shall forfeit such exclusive manufacturing and distribution rights with respect to such Product in the jurisdiction(s) in which G(UK) shall have failed to file an application for Product Approval or failed to commercially market and sell the Product or ceased sales and marketing efforts with respect to a Product having a Product Approval, and PRI shall have the exclusive right to manufacture and distribute such Product in such jurisdiction(s) within the G(UK) Territory.

          5.2 Manufacturing Responsibilities: Each Product supplied by PRI, G(UK) or their Affiliates hereunder shall be manufactured (which shall include, without limitation, all testing, packaging and labeling) in an approved facility and in accordance with the appropriate practices, rules and regulations of the appropriate regulatory authorities relative to the manufacture of such Product where it shall be manufactured, marketed and sold.

                                   ARTICLE 6
                      ROYALTY PAYMENTS, REPORTS AND AUDIT


                                    --24--

          6.1  Royalties:   G(UK) shall pay to the Partnership a perpetual
royalty equal to the sum of (i) 2.0% of Net Sales and arising out of sales in the G(UK) Territory by G(UK) or its Affiliates of Products in each calendar quarter (which for the purposes of clarity shall not include the portion of the License Fees paid pursuant to Section 6(ii)) and (ii) 10.0% of Licensing Fees paid to G(UK) or its Affiliates arising out of licenses granted by G(UK) or its Affiliates of Products in the G(UK) Territory in each calendar quarter (which for the purposes of clarity shall not include the portion of Net Sales paid pursuant to Section 6(i)). The term "Royalties" shall refer collectively to Net Sales and License Fees. All Royalties shall be made in US dollars.

          6.2 Payment of Royalties: All Royalties shall be paid by G(UK) to the Partnership quarterly, within 30 days following the end of each calendar quarter in each year with respect to sales made by G(UK) or its Affiliates of Products or payments made to G(UK) or its Affiliates by their licensees of Products, during such calendar quarter. Each such payment shall be accompanied, in respect of each Product, by a sales summary showing Gross Sales, Net Sales and License Fees of each Product by Units and US dollars made by G(UK) and its Affiliates and their licensees during the preceding quarter.

          For purposes of this agreement, a sale shall be considered to have been made at the time the Product is shipped by G(UK)'s or its Affiliate's to its customer, or by their licensees to their customers. For purposes of computing Gross Sales and Net Sales, all sales and other transactions between G(UK) and its Affiliates shall be disregarded and sales and other transactions between G(UK) and its Affiliates shall not constitute a license by G(UK) or its Affiliates, but shall be deemed to be a sale generating Gross Sales and Net Sales.

          6.3 Additional Information: G(UK) shall provide to the Partnership and shall cause its Affiliates to provide to the Partnership, promptly following a request therefor, such additional information concerning any sales of a specific Product relevant to the calculation of Net Sales and Gross Sales and License Fees in respect of a Product as the Partnership may reasonably request.

          6.4 Interest: All payments to be made to the Partnership under this agreement shall bear interest from and after the due date therefor until paid at the annualized rate equal to the daily (as at the close of business on each such day) prime rate as quoted from time to time by Citibank N.A., New York, New York plus 3%, compounded daily.

          6.5 Maintenance of Records: Each of the parties hereto agrees that it shall keep (and shall cause its Affiliates to keep) complete and accurate books and records of account containing all information required for the computation and verification of all amounts on which payments hereunder are based and shall, upon reasonable written notice from the other, make such records available for examination by such other party or, at the requesting party's expense, supply copies of such records to such other party.

          6.6 Examination of Records: Each of the parties hereto shall have the right, upon reasonable written notice to the other, to designate an independent certified public or chartered accountant (except one to whom the other has a reasonable objection) to have access during ordinary working hours to such records as may be necessary to audit the correctness of any invoice, report or payment made under this agreement.

                                   ARTICLE 7
                                  DISTRIBUTION

          7.1 Obligations of PRI and G(UK): PRI and G(UK) shall be responsible for packaging, labeling, marketing, pricing, storage, handling, quality control and quality assurance in accordance with Product Approvals and all applicable laws, and credit risks, collection of receivables, product returns, and product recalls with respect to the Products manufactured and/or distributed by them or their Affiliates in their respective territories.

          7.2 Pricing: PRI and G(UK) shall have sole discretion in setting the price for the sale of the Products in the PRI Territory and G(UK) Territory, respectively.

          7.3 Conduct of Business: PRI and G(UK) shall have sole discretion in the manufacturing, marketing, sale and distribution of Products, subject to applicable laws and the express terms of this agreement, within the PRI Territory and G(UK) Territory, respectively, and shall be solely responsible for all costs, expenses and liabilities arising therefrom in their respective territories.


                                    --25--

                                   ARTICLE 8
                     DAMAGES, INDEMNIFICATION AND INSURANCE

          8.1 Limitation re Claims: Subject to the limitations set forth in this Section 8.1, PRI, G(UK) and the Partnership covenant and agree to indemnify, save harmless and compensate the other (and its Affiliates, for whose benefit such other party shall hold the benefit of this provision in trust) from, against or for, as the case may be, any and all claims, demands, actions, causes of action, suits, proceedings, judgements, damages, expenses (including reasonable attorney's fees and expenses), losses, fines, penalties and other similar assessments, as the case may be, (the "Damages") relating to or arising out of a breach by PRI, G(UK) or the Partnership, as the case may be, of any of the representations, warranties, covenants or agreements herein; provided, that,
                                                                 --------  ----
except where the breach arises out of the representation or warranty being intentionally false or inaccurate or constitutes a wilful material breach by PRI, G(UK) or the Partnership of its duties or obligations hereunder or an act or omission constituting gross negligence, the claim of the aggrieved party for Damages arising out of the breach shall be limited to claiming the amounts owing or payable to it in accordance with the provisions of this agreement and any out of pocket costs and expenses (including amounts paid or payable by it to third parties) which it has incurred and the aggrieved party shall not be entitled to recover from the defaulting or breaching party any lost profits or consequential or punitive damages, including loss or damage to its goodwill or reputation.

          8.2 Claims and Challenges: In the event that the actual or proposed sale, marketing or other release in the PRI Territory by PRI or its Affiliates, or in the G(UK) Territory by G(UK) or its Affiliates or their licensees, or the research, development or application for Product Approval, of any Product results in a third-party claim or results in any challenge under applicable legislation or regulation:

          (a) to the extent that the Damages awarded or incurred relate to or arise out of any act by or omission of G(UK) or any of its Affiliates or any other Persons for whose acts or omissions they are responsible at law, G(UK) shall be responsible therefor and shall defend, indemnify and hold harmless PRI and its Affiliates and the Partnership from and against all such Damages;

          (b) to the extent that the Damages awarded or incurred relate to or arise out of any or omission of PRI or any of its Affiliates or any other Persons for whose acts or omissions they or any one or more of them is responsible at law, PRI shall be responsible therefor and shall defend, indemnify and hold harmless G(UK) and its Affiliates from and against all such Damages;

          (c) to the extent that the Damages awarded or incurred relate to or arise out of an actual or threatened claim, demand, action, cause of action, suit or proceeding that any Product researched or developed by the Partnership or application for Product Approval or proposed marketing or sale of a Product infringes any patent or other proprietary right of another Person or violates any applicable law or regulation, the Party to this agreement which shall have the right to distribute the Product in the jurisdiction within the PRI Territory or G(UK) Territory in which the lawsuit shall be filed or other legal or non-legal charge asserted shall be responsible therefor and shall defend, indemnify and hold harmless the Partnership and the other Party to this agreement and their Affiliates from and against any and all Damages; and

          (d) to the extent that Damages in the PRI Territory are awarded in favor of any of the Parties to this agreement or their Affiliates, PRI shall be entitled to receive all of such Damages and to the extent that Damages in the G(UK) Territory are awarded in favor of G(UK) or any of its Affiliates, PRI shall be first reimbursed for its costs and expenses incurred in connection with the action and thereafter the Partnership shall be entitled to receive 10% of the Damages.

          Upon the assertion of any third-party claim or other challenge against G(UK), PRI or the Partnership (or their respective Affiliates) that may give rise to right of indemnification under this agreement, the Person claiming a right to indemnification (the "Indemnified Party") shall give prompt notice to the Person alleged to have the duty to indemnify (the "Indemnifying Party") of the existence of such claim or other challenge (provided that the failure to give such notice in timely fashion shall not release the Indemnifying Party of its obligations of indemnification hereunder except to the extent that the Indemnifying Party has been prejudiced thereby) and shall give the Indemnifying Party reasonable opportunity to control, defend and/or settle such claim at its own expense and with counsel of its own selection; provided, however, that, the
                                                   --------  -------  ----
Indemnified Party shall, at all times, have the right to fully participate in such defense at its own expense with separate counsel and, provided that both
                                                           -------- ----
parties to the extent that they are not


                                    --26--
contractually or legally excluded therefrom, or otherwise prejudiced in a legal position by so doing, shall co-operate with each other and with their respective insurers in relation to the defense of such claim or other challenge. The Indemnifying Party shall consult with the Indemnified Party with respect to settlement of any claim or other challenge. The Indemnifying Party shall have the right to settle any claim or other challenge without the consent of the Indemnified Party, provided, that, the Indemnified Party is unconditionally
                   --------  ----
released from such claim or other challenge and it is not otherwise prejudiced by the terms of settlement. In the event the Indemnifying Party elects to defend such claim or other challenge, the Indemnified Party may not settle such claim or other challenge without the prior written consent of the Indemnifying Party. If the Indemnifying Party shall, within a reasonable time after such notice has been given, fail to defend, compromise or settle such claim or other challenge, (or thereafter fails to diligently defend such claim or other legal challenge) then the Indemnified Party shall have the right to defend, compromise or settle such claim or other legal challenge without prejudice to its rights of indemnification hereunder. Notwithstanding the foregoing, in the event of any dispute with respect to indemnity hereunder, each party shall be entitled to participate in the defense of such claim or other legal challenge and to join and implead the other in any such action.

          8.3 Insurance: Each of PRI and G(UK) shall (and shall cause their respective Affiliates, as required, to) during the term of this agreement and for a period of not less than 36 months following the termination or expiration of this agreement, carry or be subject to coverage under (as a named insured) product liability insurance (including blanket contractual liability) in an amount of not less than $10,000,000 US combined single limit, which insurance will be written on an occurrence policy form with an insurance carrier reasonably acceptable to the other party. Each of G(UK) and PRI shall, at the request of the other, provide evidence to such requesting party of compliance with its insurance obligations (and those of its Affiliate) under this Section and evidence of renewals of any such policy, from time to time.

                                   ARTICLE 9
                              TERM AND TERMINATION

          9.1 Term: The initial term of this agreement shall commence on the date of this agreement and continue for a period of five years, and shall automatically renew for additional periods of one year unless PRI or G(UK) gives written notice of termination to the other and the Partnership at least 180 days prior to the expiration of the initial term or any renewal terms, as the case may be, subject to earlier termination as provided in this agreement; provided,
                                                                      --------
that, the rights and obligations set forth in Articles 3, 4, and 5 of this
----
agreement shall survive any termination or expiration of this agreement with respect to such Products as have been successfully developed or then under development by the Partnership at the time of expiration of this agreement, unless earlier terminated in accordance with the other provisions of this agreement.

          9.2  Payment and Reporting Defaults:

          (a) The Partnership or PRI may, by notice in writing to G(UK), terminate this agreement if G(UK) fails to pay to the Partnership any amount payable by G(UK) to the Partnership hereunder as and when the same shall have become due and payable or shall have failed to deliver (or caused to be delivered, as the case may be), in timely fashion, the reports or information contemplated in Sections 6.2 or 6.3 hereof, and in either case, such breach shall have continued unremedied for a period of 30 business days after written notice of such breach has been given by the Partnership to G(UK); provided,
                                                                  --------
that, G(UK) shall not have the right to such 30 business day grace period within
----
which to cure such default and the Partnership shall have the immediate right to terminate the agreement for such breach if G(UK) shall have previously breached Sections 6.2 or 6.3, or failed to remit any sums of at least $100,000 US to the Partnership when due, in the aggregate, three times in the 12 month period immediately preceding the default in question.

          (b) G(UK) may, by notice in writing to PRI and the Partnership, terminate this agreement if PRI fails to pay to the Partnership any amount payable by PRI to the Partnership hereunder as and when the same shall have become due and payable and such breach shall have continued unremedied for a period of 30 business days after written notice of such breach has been given by G(UK) to PRI and the Partnership; provided, that, PRI shall not have the right
                                  --------  ----
to such 30 business day grace period within which to cure such default and G(UK) shall have the immediate right to terminate the agreement for such breach if PRI shall have previously failed to remit any sums of at least $100,000 US to the Partnership when due, in the aggregate, three times in the 12 month period immediately preceding the default in question.

          9.3 Material Breach: Subject to Section 9.2 above, PRI or G(UK) may, by notice in writing to the


                                    --27--
other, terminate this agreement or, at its option, terminate this agreement in respect to only those Products to which the default in question relates, if such other party shall have breached any of its material duties or obligations under this agreement and such default continues unremedied for a period of 60 days following receipt of notice of such default or, if such default is capable of being remedied but is not reasonably capable of being remedied within such 60 day period, such longer period of time as is reasonable in the circumstances, not exceeding 90 days in the aggregate, provided, that, the defaulting party
                                        --------  ----
has, within such 60 day period, commenced and thereafter actively and diligently pursues the remedying of such default.

          9.4 Events of Default: G(UK), PRI and the Partnership shall each have the right to terminate this agreement upon written notice to the other party in the event that any one or more of the following events shall become applicable to the other parties to this agreement (G(UK), PRI and the Partnership each being referred to as the "Party"):

            (a) an order is made or a resolution or other action of such Party is taken for the dissolution, liquidation, winding up or other termination of its corporate existence;

            (b) the Party commits a voluntary act of bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors or proposes to its creditors a reorganization, arrangement, composition or readjustment of its debts or obligations or otherwise proposes to take advantage of or shelter under any statute in force in the United States or in the governing jurisdiction of such Party for the protection of debtors;

            (c) if any proceeding is commenced with respect to a compromise or arrangement, or to have such Party declared bankrupt or to have a receiver appointed in respect of such Party or a substantial portion of its property and such proceeding is not fully stayed or dismissed within 30 days after such commencement;

            (d) a receiver or a receiver and manager of any of the assets of such Party is appointed and such receiver or receiver and manager is not removed within 30 days of such appointment; or

            (e) such Party ceases or takes steps to cease to carry on its business.

          9.5 Force Majeure: Either Party may terminate this agreement with respect to a particular Product materially affected by an event of Force Majeure in accordance with the provisions of Section 12.2 below (but this agreement shall continue in respect of the other Products which remain subject to this agreement and which are not effected by such Force Majeure event).

          9.6 Survival: Any cause of action for breach of contract shall survive the termination or expiration of this agreement. The termination or expiration of this agreement shall not affect any right or obligation of G(UK), PRI or the Partnership existing prior to the effective date of termination or expiration and which is by expressed hereunder to survive termination. Termination or expiration of this agreement shall not affect any right, duty or obligation arising pursuant to Articles 6, 7, 8, 10, 11 and 12 hereof and
Section 9.1 hereof (which shall survive termination or expiration).

                                   ARTICLE 10
                                CONFIDENTIALITY

          10.1 Confidential Nature of Agreement: Each Party agrees that, without the prior written consent of the other, or except as may be required by law or court order, the existence and terms of this agreement shall remain confidential and shall not be disclosed to any Person other than employees and professional advisers of such Party or its Affiliates who reasonably require knowledge of the existence or terms of this agreement and who are bound to such Party or its Affiliates by a like obligation of confidentiality. Such employees and advisors will be advised of the nature and existence of the confidentiality undertakings of this agreement and of the applicability of such undertakings to them and will agree to be bound hereby.

          10.2 Duty of Confidentiality: Each Party agrees to hold in trust and confidence (and to cause its Affiliates to hold in trust and confidence) for the benefit of the other Parties (and their Affiliates) all Confidential Information of such other Parties and their Affiliates and each further agrees to safeguard, and to cause its Affiliates to safeguard, the Confidential Information of the other (or its Affiliates) to the same extent that it does with its own


                                    --28--
confidential information and to limit and control copies, extracts and reproductions made of such Confidential Information. No Party will, without the express written consent of the others, directly or indirectly, use (or authorize, permit or suffer any of its Affiliates to use) any Confidential Information of the other Parties or of their Affiliates for any purpose other than to implement the provisions of this agreement or in regulatory proceedings or in litigation. No Party will disclose Confidential Information to any Person, other than its employees or other representatives or those of its Affiliates who have a need to know to fulfill the provisions and intent of this agreement (where such provisions and intent cannot properly be fulfilled without such disclosure) and who have been informed of the confidential nature of the information and have agreed to be bound by the terms hereof. Each Party shall use its best efforts to prevent unauthorized use or disclosure of the Confidential Information of the other Parties or their Affiliates and shall use protective measures no less stringent than those used by it in its own business to protect its own confidential information, including segregating such information at all times from the confidential material of others so as to prevent any commingling.

          10.3 Compulsory Disclosures: In the event that any Party (or any of their respective Affiliates) shall be legally compelled or required by a court of competent jurisdiction to disclose all or any part of the Confidential Information of another Party (or its Affiliates), it shall provide prompt notice to the other so that such other Party (or its Affiliates) may determine whether or not to seek a protective order or any other appropriate remedy. If a protective order or other appropriate remedy is not obtained before such disclosure is required, the Party required to make disclosure will disclose only those portions of the Confidential Information in question which it is advised by written opinion of counsel (which opinion shall be addressed to such Party and to the other Party), it is legally required to disclose and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded such Confidential Information.

          10.4 Return of Confidential Information: Upon termination of this agreement, each Party shall immediately return to the other Parties all material containing or reflecting or referring to any Confidential Information of the other Parties or their Affiliates (including all notes, summaries, analysis or other documents prepared or derived therefrom) and all copies thereof in any form whatsoever under the power or control of such Party or its Affiliates, except that one copy may be retained for legal archival purposes, and such Party shall delete such Confidential Information from all retrieval systems and data bases or destroy same as directed by the other Parties and furnish to the other Parties, if requested, a certificate of a senior officer of such Party certifying such return, deletion and/or destruction. Where this agreement is terminated in respect of a particular Product or Products only then the foregoing obligations shall thereupon apply to Confidential Information relating to such Product or Products.

                                   ARTICLE 11
                                  ARBITRATION

          11.1 Arbitration: Any controversy or claim arising out of, or relating to, this Agreement or the breach thereof shall be referred for decision forthwith to a senior executive of each Party not involved in the dispute. If no agreement is reached within 30 days of the request by one Party to the other to refer the same to such senior executive, then such controversy or claim shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, such arbitration to be held in New York, New York on an expedited basis. Judgement upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                                   ARTICLE 12
                     GENERAL CONTRACT TERMS AND CONDITIONS

          12.1 Notice: Subject to the express provisions of this agreement, any notice required or permitted to be given under this agreement shall be sufficiently given if in writing and delivered by facsimile (with confirmation of transmittal) or overnight courier (with confirmation of delivery), as well as by prepaid registered mail (with return receipt requested) or hand delivery to the appropriate Party at the address set forth below, or at such other address or to the attention of such other individual as such Party may from time to time specify for that purpose in a notice similarly given:

            To G(UK) at:

            4 Harley Street
            London



                                    --29--

            W1N 1AA
            United Kingdom

            Attention: Chief Executive Officer
            Fax Number: 011-44-171-436-4903

            To PRI or the Partnership at:

            One Ram Ridge Road,
            Spring Valley, New York  10977
            U.S.A.

            Attention:  Chief Financial Officer
            Fax Number: (914) 425-7922

          Any such notice shall be effective (i) if sent by mail, as aforesaid, 5 business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent (with confirmation of receipt), and (iii) if sent by courier or hand delivered, as aforesaid, when received, provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the 5th business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the country or territory where the sender or the intended recipient is situated then such notice shall not become effective until the 5th business day following the date of resumption of normal mail service.

          12.2 Force Majeure: No Party shall be considered to be in default in respect of any obligation hereunder if failure of performance shall be due to Force Majeure (as hereinafter defined). If any Party is affected by a Force Majeure event such Party shall, within 20 days of its occurrence, give notice to the other Parties stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is required by such Force Majeure and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent payment is prohibited by governmental rule or regulations other than rules or regulations incident to bankruptcy or insolvency proceedings of a Party. Force Majeure shall mean an unforeseeable or unavoidable cause beyond the control and without the fault or negligence of a Party or its Affiliate including, but not limited to, explosion, flood, war (whether declared or otherwise), accident, labor strike or other labor disturbance, inability to obtain materials or services, sabotage, acts of God, newly enacted legislation, newly issued orders or decrees of any Court and any binding act or order of any governmental agency. Notwithstanding anything in this Section, the Party to whom performance is owned but to whom it is not rendered because of an event of Force Majeure as contemplated in this Section shall, after the passage of 120 days, have the option to terminate this agreement in respect of the Product affected by such event on 30 days prior written notice to the other Parties hereto.

          12.3 Governing Law and Consent to Jurisdiction:

          (a) This agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of New York without giving effect to New York's choice of law provisions.

          (b) Subject to Article 11 above, in connection with any action commenced hereunder, each of the undersigned consents to the jurisdiction of the state and federal courts located in New York City. G(UK) hereby appoints Lipha Americas, Inc., 9 W. 57/th/ Street, New York, New York (or any successor firm or to such other address as they or G(UK) may designate in writing) and PRI and the Partnership hereby appoint Hertzog, Calamari & Gleason, 100 Park Avenue, New York, New York, l0017, (or any successor firm or to such other address as they or PRI or the Partnership may designate in writing), as their respective agents upon whom service of process may be made with the same force and effect as if service shall have been made personally upon them.

          12.4 Entire Agreement: This agreement contains the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all negotiations, prior discussions and any agreements relating to
the subject matter hereof.   This agreement may not be amended or modified
except by a written instrument signed by the Parties.



                                    --30--

          12.5 Waiver: Any waiver of, or consent to depart from, the requirements of any provision of this agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

          12.6 Counterparts: This agreement may be executed in identical duplicate copies exchanged by facsimile transmission. The Parties agree to execute three identical original copies of the agreement after exchanging signed facsimile versions. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          12.7 Severability of Provisions: If, for any reason whatsoever, any term, covenant or provision of this agreement or the application thereof to any Party or circumstance or in any jurisdiction is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition (a) is deemed to be independent of the remainder of this agreement and to be severable and divisible therefrom and its validity, unenforceability or illegality shall not affect, impair or invalidate the remaining provisions hereof; and (b) continue to be applicable and enforceable to the fullest extent permitted by law in every other jurisdiction and against any Party and circumstances other than those as to which or in respect of which it has been held or rendered unenforceable or illegal. To the extent permitted by applicable law, each Party hereby waives any provision of law which renders any provision of this agreement
prohibited or unenforceable in any respect.   Should any provision of this
agreement be so held to be unenforceable, such provision, if permitted by law, shall be considered to have been superseded by a legally permissible and enforceable clause which corresponds most closely to the intent of the parties as evidenced by the provision held to be unenforceable.

          12.8 Assignment: Neither this agreement nor rights of a Party hereunder may be assigned nor may the performance of any duties hereunder be delegated without the prior written consent of the other Party. Notwithstanding the foregoing, G(UK) and PRI may delegate from time to time some of their respective duties hereunder to any of their respective Affiliates and, in addition, G(UK) and PRI may license the distribution and/or subcontract the manufacturing of a Product, in whole or in part, to any other Person which is not an Affiliate after the prior written notice to the other Parties; provided,
                                                                      --------
that, the Person to whom the license and/or subcontract shall have been granted
----
shall agree in writing to be bound by the terms and conditions of this agreement as a condition to and prior to the license and/or subcontract and that the license and/or subcontract shall not be detrimental to the interest of the Partnership or any other Party to this agreement in the reasonable judgment of the Partnership or such other Party. No such delegation, licensing or subcontracting will relieve G(UK) or PRI, as the case may be, of any of its obligations hereunder. Subject to the foregoing this agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

          12.9 Non-Contravention: Each Party represents and warrants that the execution, delivery and performance of this agreement by it will not contravene any other contract or agreement to which it is a Party or by which it is bound.

          12.10 Headings: The headings of all Articles and Sections hereof are inserted for convenience of reference only, are not intended to be full or accurate descriptions of the contents hereof and shall not be considered part of this agreement or affect the construction or interpretation of this agreement.

          12.11 Compliance: Where, in accordance with the provisions of this agreement, the Affiliate of a Party is required to do or omit to do or use reasonable commercial (or other) efforts to do or refrain from doing any act or thing such Party shall use reasonable best commercial efforts to cause its Affiliates to comply.



                                    --31--

          IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed by its duly authorized officer as of the date first above written.


GENERICS (UK) LIMITED                     PHARMACEUTICAL
                                          RESOURCES, INC.

By: /s/ Anthony S. Tabatznik              By: /s/ Kenneth I. Sawyer
    -----------------------------             -----------------------------

Name: Anthony S. Tabatznik                Name: Kenneth I. Sawyer
      ---------------------------               ---------------------------

Title: Chairman                           Title: President
       --------------------------                --------------------------


ISRAEL PHARMACEUTICAL RESOURCES L.P.
By: Israel Pharmaceutical Resources (1995) Ltd.,
General Partner

By: /s/ Kenneth I. Sawyer
    --------------------------

Name: Kenneth I. Sawyer
      -------------------------

Title:
       ------------------------



                                    --32--

                                  SCHEDULE "A"
                                  DEFINITIONS

          "Affiliate" means, subject to the limitations set forth in (A) and (B) below, any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (as used in the terms "controls", "controlled by" and "under common control") means either (i) holding 50% or more of the voting securities of such Person or (ii) in the case of a Person that has no outstanding voting securities, having the right to 50% or more of the profits of such Person or having the right in the event of dissolution to 50% or more of the net assets of such Person or (iii) the power to direct or cause the direction of the management and policies of such Person, whether pursuant to the ownership of voting securities, by contract or otherwise; provided, that (A) any Person who
                                             --------  ----
(but for the exceptions contemplated herein in (A)) is or was an Affiliate of G(UK) and, but for the completion of the transactions contemplated by the Stock Purchase Agreement, dated March 25, 1998, between PRI and Lipha Americas Inc. or the exercise of any rights granted pursuant thereto or in connection with the completion of such transactions would not be an Affiliate of PRI or the Partnership, such Person shall be deemed not to be an Affiliate of PRI or the Partnership so that, for greater certainty, but without limitation, G(UK) and any of its Affiliates shall not be Affiliates of PRI or the Partnership or any of their Affiliates and vice versa and (B) the Partnership shall not be deemed an Affiliate of PRI or any of its Affiliates and vice versa;

          "ANDA" means the abbreviated new drug application heretofore or hereafter filed by PRI or any of its Affiliates with the FDA for or in respect of a Product;

          "Bio-Availability Studies " mean necessary studies performed to determine the availability of a drug in the bloodstream over time, comparing that availability to that of another drug;

          "Budget" means the annual operating and capital budget of the Partnership and shall include all funding reasonably necessary to fund development of the Products and to continue to fund development of the Partnership Products;

          "business day" means a day other than a Saturday, a Sunday or a day which is a statutory holiday in London, England or the State of New York, United States of America;

          "Competing Product" means, with respect to a particular Product, a generic pharmaceutical product which is in the same dosage form, has the same active ingredient and the same strength as such Product but which is manufactured and supplied by or purchased or acquired from any Person other than the Parties or any of their Affiliates;

          "Confidential Information" shall mean information disclosed to or obtained by one party from another party (including information obtained by one party as a result of access to the facilities of the other party) either prior to or during the term of this agreement which is non-public, confidential or proprietary in nature (including, without limitation, trade secrets, financial data, product information, manufacturing methods, market research data, marketing plans, identity of customers, or product information [including the nature and source of raw materials, product formulation and methods of producing, testing and packaging]) and which relates to the disclosing party's past, present or future research, development or business activities Confidential Information shall not, however, include information that a party can demonstrate by written evidence:

          (i) is in the public domain (provided that information in the public domain has not and does not come into the public domain as a result of a breach by a party hereto (or any of its Affiliates) of its obligations of confidentiality contained herein;

          (ii) is known by the receiving party prior to disclosure by the other party;

          (iii) which has been developed by the receiving party independent of any disclosure by the other party; or

          (iv) is subsequently, lawfully and in good faith obtained by the receiving party on a non-confidential basis from a third party as shown by documentation sufficient to establish the third party as the source of the information, provided that such third party was not under an obligation to treat such information in a confidential manner and had a lawful right to make such disclosure;


                                    --33--

          "FDA" shall mean the United States Food and Drug Administration (or whatever such agency might be called from time to time), or any successor agency having regulatory jurisdiction over the manufacture, distribution and sale of drugs in the United States;

          "G(UK) Territory" means all jurisdictions other than the PRI Territory; provided, that, with respect to a Product, the G(UK) Territory shall
           --------  ----
not include such jurisdictions in the G(UK) Territory in which G(UK) shall have forfeited to PRI exclusive manufacturing and distribution rights pursuant to
Section 4.2 of the agreement with respect to such Product;

          "Gross Sales" means, in respect of a Product for a period, the gross amount invoiced by G(UK) and its Affiliates in such period to unrelated third party customers on account of the sale of such Product (excluding amounts for freight, postage, insurance, sales tax and other governmental charges imposed upon such sale which are included in the gross amount invoiced and shown separately on such invoice) plus any other form of revenue (other than interest accruing from or paid by such customers on account of outstanding overdue invoices) or expense reimbursement or recovery recognized by G(UK) or its Affiliates in such period in accordance with generally accepted accounting principles as a result of commercial arrangements relating to such Product;

          "License Fees" means, in respect of a Product for a period, the gross amount owed to G(UK) and its Affiliates in such period by unrelated third-parties on account of the sale of such Product pursuant to bona fide licenses to such unrelated third-parties plus any other form of revenue (other than interest accruing from or paid by such licensees on account of outstanding overdue license fees) or expense reimbursement or recovery recognized by G(UK) or its Affiliates in such period in accordance with generally accepted accounting principles as a result of licensing or other commercial arrangements relating to such Product;

          "Net Sales" means Gross Sales less without duplication:

               (i) credits issued or payments made by G(UK) and its Affiliates to unrelated third party customers for or on account of, without duplication, bona fide rebates granted and customary trade discounts (other than prompt payment discounts) actually allowed by G(UK) or its Affiliates to such customers in the ordinary course of business (except rebates or discounts granted wholly or partially in consideration of such customer's agreement to purchase any service or any product other than the Product unless such rebates or discounts are across-the-board rebates or discounts applied uniformly to the Product and other products or services as part of an overall program of rebates or discounts established by G(UK) covering substantially all of its products), shelf stock adjustments, chargebacks, returned Product, rejection of damaged Product and billing and shipping errors related to the Product;

               (ii) out-of-pocket costs for freight, postage and insurance incurred by G(UK) or its Affiliates in the period to deliver the Product to unrelated third party customers to the extent that such amount is not charged to such customer; and

               (iii) payments made by G(UK) and its Affiliates for
                     administrative fees, reimbursements or similar payments to or for Medicaid or any other government programs, hospitals, health maintenance organizations, insurance carriers, or other similar arm's length entity or entities in connection with the purchase or utilization of the Product;

          It is understood and agreed that:

          (a) deductions under (i), (ii) and (iii) above from the gross amount invoiced or other revenue recognized shall not include any amounts which would be categorized as packaging, relabelling, selling, promotion, marketing or general or administrative expenses in accordance with generally accepted accounting principles;

          (b) deductions under (i) and (iii) above from the gross amount invoiced or other revenue recognized are for actual credits issued or payments made by G(UK) and its Affiliates and do not include amounts accrued, provided or reserved for estimated or potential deductions;



                                    --34--

          (c) the deduction under (i) above from the gross amount invoiced or other revenue recognized shall not include any recall expenses or excess reprocurement costs credited or paid to such customer;

          (d) no amount shall be deducted under (i), (ii), or (iii) above or otherwise from the gross amount invoiced or other revenue recognized on account of or as an allowance for a bad debt or doubtful account in relation to Product sold by G(UK) or its Affiliates; and

          (e) no credit or payment to an unrelated third party customer shall be deducted under (i) from the gross amount invoiced or other revenue recognized where such credit or payment is an attempt to directly or indirectly circumvent the restrictions or limitations contained herein as to the nature or quantum of the items which may be deducted hereunder in calculating Net Sales nor shall G(UK) or its Affiliates reduce the selling price at which the Product is sold to an unrelated third party customer with a view to circumventing such restrictions or limitations;

          "Partnership Products" means the products currently being developed by the Partnership on the date of this agreement;

          "Person" shall be broadly interpreted and shall include an individual, partnership, joint venture, association, corporation, company and any other form of business organization, government, regulatory or governmental agency, commission, department and instrumentality;

          "Product Approval" means, with respect to a Product, the final and unconditional approval of an application for the product by the appropriate regulatory authorities enabling G(UK) or PRI or their Affiliates to sell such Product in the G(UK) Territory or PRI Territory, as the call may be;

          "Product Information" means, in respect of any Product, all technical information and data relating to such Product, including the chemistry, manufacture, use, formulation and regulatory approval thereof, heretofore or hereafter during the term of this agreement produced or received by, or known to the Partnership or its applicable Affiliate including, without limiting the generality of the foregoing:

          (a) where an approval letter has been issued, a copy of the approval as approved and all communication, documents and information relevant to the application submission received from or forwarded to the regulatory authorities in connection therewith, including without limitation, any responses to deficiency letters issued by the regulatory authorities;

          (b) if an new drug application submission has been made but no approval letter has been received, the submission to the appropriate regulatory authority and all communication, documentation and information received from or forwarded to the regulatory authority in connection therewith including any responses to deficiency letters issued by the regulatory authority; and

          (c) if no new drug application submission has been made, all data compiled heretofore or hereafter compiled for submission including, all studies and all communications, documents and information received from or forwarded to the regulatory authority.

          "PRI Board" means the Board of Directors of PRI;

          "PRI Territory" means the 50 states of the United States of America, plus the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, Samoa and any other territory which, on the Effective Date is a United States government protectorate wherein an ANDA approved by the FDA is required to sell the Product in such territory; provided, that, with respect to
                                                --------  ----
a Product, the PRI Territory shall include such jurisdictions in the G(UK) Territory in which G(UK) shall have forfeited to PRI exclusive manufacturing and distribution rights pursuant to Section 5.1 of the agreement with respect to such Product; and

             "Unit" means an individual packaged finished Product.


                                    --36--